UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2021

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series H Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRH	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 22, 2021, Sunstone Hotel Investors, Inc. (the “Company”), as parent guarantor, Sunstone Hotel Partnership, LLC, as borrower and issuer (the “Operating Partnership”) and certain subsidiaries of the Operating Partnership as guarantors, amended the Operating Partnership’s term and revolving credit agreement and note purchase and guarantee agreement. The amendments and their changes to material terms of the agreements are described below.

Fourth Amendment to the Credit Agreement

On November 22, 2021, the Company, as parent guarantor, the Operating Partnership, as borrower, and certain subsidiaries of the Operating Partnership as guarantors, entered into a Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Credit Agreement Amendment”) to the Amended and Restated Credit Agreement dated October 17, 2018 (the “Existing Credit Agreement” and as so amended by the Fourth Amendment, the “Amended Credit Agreement”), with Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, U.S. Bank National Association and certain other lenders named therein. Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and U.S. Bank National Association are joint lead arrangers, Wells Fargo Securities, LLC, BofA Securities, Inc. and JPMorgan Chase Bank, N.A. are joint bookrunners, Bank of America, N.A. and JPMorgan Chase Bank, N.A. are syndications agents and Citibank, N.A., PNC Bank, National Association and U.S. Bank National Association are documentation agents of the Amended Credit Agreement.

As previously disclosed, the Amended Credit Agreement provides for a $500 million revolving credit facility, which matures on April 14, 2023, an $85 million term loan, which matures on September 3, 2022 and a $100 million term loan that matures January 31, 2023 (collectively the “Amended Term Loans”). The Company may extend the maturity date of the revolving credit facility, exercisable two times, by six (6) months for each extension, to April 2024, upon the payment of applicable fees and satisfaction of certain customary conditions.

Also, as previously disclosed, the Existing Credit Agreement extended the suspension of all original financial covenants from June 30, 2021 through the required financial covenant test for the period ended March 31, 2022 (“Covenant Relief Period”). Following the Covenant Relief Period, the Existing Credit Agreement provides for the original financial covenants to be phased-in over the following four quarters (“Ratio Adjustment Period”). The Covenant Relief Period may be terminated, at the option of the Operating Partnership, subject to meeting the original financial covenants at the end of any quarterly measurement period.

The Fourth Credit Agreement Amendment extends the Covenant Relief Period through the required financial covenant test for the period ended September 30, 2022, subject to the satisfaction of certain conditions including the achievement of a minimum fixed charge coverage ratio of 1.0 as of June 30, 2022. The Fourth Credit Agreement Amendment also extends the Ratio Adjustment Period by one additional quarter such that the original financial covenants will now be phased-in over the following five quarters after the Covenant Relief Period. The Fourth Credit Agreement Amendment also provides the Company with the right, exercisable one time each with respect to both the Term 1 Loans and the Term 2 Loans, to request that the Administrative Agent and the Revolving Lenders extend the applicable Term Loan Maturity Date by twelve months upon the payment of an extension fee of 0.15% of the principal amount being extended.

Following the end of the Covenant Relief Period, the Amended Credit Agreement modifies certain financial covenants until January 1, 2024, unless the Company, subject to meeting the original financial covenants, elects to terminate the period on an earlier date. In addition, the Fourth Credit Agreement Amendment specifies that various income metrics used to calculate the financial covenants, including Adjusted NOI, Adjusted EBITDA and Fixed Charges (each as defined in the Amended Credit Agreement) will be calculated by annualizing such metrics as more fully set forth in the Amended Credit Agreement for the testing periods commencing September 30, 2022 (or the first testing period if the Covenant Relief Period is terminated early) through September 30, 2023 (or earlier if the Covenant Relief Period is terminated early). In addition, the Fourth Credit Agreement Amendment provides for a floor of $0 for purposes of calculating EBITDA and NOI with respect to any individual Property from the Fourth Amendment date to and including March 31, 2022 or, in the event that the Notes (as defined below) are no longer outstanding, September 30, 2022.

So long as the obligations under the Amended Notes Agreement (as defined below) are outstanding, if at any time, the “Maximum Leverage Covenant” in Section 10.8(a) of the Amended Notes Agreement, the “Minimum Fixed Charge Coverage Ratio in Section 10.8(b) of the Amended Notes Agreement or the “CRP Fixed Charge Coverage Ratio” (including, in each case, the defined terms relevant to such covenants and for any purpose such covenants may be measured under the Amended Notes Agreement) is more restrictive on the Company, then and in such event the more restrictive covenants will apply.

The Fourth Credit Agreement Amendment becomes effective upon either (i) the issuance of high yield bonds in an amount not less than $300,000,000 and the repayment of the outstanding Notes or (ii) the consummation of one or more asset sales which shall have resulted in net proceeds equal to or greater than $130,000,000 with the net proceeds from such asset sale applied in accordance with the terms of the Fourth Credit Agreement Amendment. The Fourth Credit Agreement Amendment will terminate if it has not become effective by December 31, 2021.

As of November 23, 2021, there was no amounts outstanding under the revolving credit facility and $185 million of term loans were outstanding under the Amended Credit Agreement.

The foregoing description of the Amended Credit Agreement and Amended Term Loans is qualified in its entirety by the full terms and conditions of the Fourth Credit Agreement Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Fourth Amendment to the Note and Guarantee Agreement

On November 22, 2021, the Company, as parent guarantor, the Operating Partnership, as issuer, and certain subsidiaries of the Operating Partnership as guarantors, entered into the Fourth Amendment of the Note and Guarantee Agreement (the “Fourth Note Agreement Amendment”) to the Note and Guarantee Agreement dated December 20, 2016 (the “Existing Note Agreement” and as so amended to date, the “Amended Note Agreement”) with the various purchasers named therein (the “Purchasers”) which provided for the private placement of an initial amount of $240 million of senior unsecured notes of the Operating Partnership, of which (i) $90 million remain outstanding and are designated as 4.69% Series A Guaranteed Senior Notes due January 10, 2026 (the “Series A Notes”) and (ii) $115 million remain outstanding and are designated as 4.79% Series B Guaranteed Senior Notes due January 10, 2028 (the “Series B Notes” and, together with the Series A Notes, the “Notes”).

The Fourth Note Agreement Amendment conformed the Existing Note Agreement in substantially the same manner as the Amended Credit Agreement, with the exception of certain conditions and covenants, including but not limited to:

•	Excess leverage fee of 1.25% to be extended through September 30, 2022;

•	The Company must exercise the extension option on all outstanding Term Loans not less than 30-days prior to maturity; and

•	If a Change of Control were to occur prior to November 22, 2023, the Company must offer the holder of a Note a prepayment amount equal to 102% of the outstanding principal amount of the Note, which a holder is not obligated to accept.

The foregoing description of the Amended Notes Agreement is qualified in its entirety by the full terms and conditions of the Fourth Note Agreement Amendment which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated November 22, 2021.
10.2	Fourth Amendment to Note and Guarantee Agreement dated November 22, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: November 26, 2021	By:	/s/ Bryan A. Giglia
Bryan A. Giglia
Principal Financial Officer and Duly Authorized Officer